Exhibit 10.6

Agreement to be Bound
to the Limited Liability Company Agreement
of The Intelligent Project, LLC

July 1, 2009

Reference is hereby made to that certain Limited Liability Company Agreement dated as of May 22, 2009 (as amended and in effect from time to time, the “LLC Agreement”), among The Intelligent Project, LLC, a Delaware limited liability company (the “Company”), and the Members (as defined therein).

The undersigned, CD Hobbs, not individually but on behalf of UtiliPoint International, Inc. (“UtiliPoint”) in order to enable UtiliPoint to become the holder of Company Interests, hereby acknowledges that the undersigned has read the LLC Agreement and agrees that by the undersigned’s execution hereof (a) the undersigned acknowledges that UtiliPoint shall be deemed a “Member” with respect to its Company Interests for all purposes of the LLC Agreement; (b) UtiliPoint shall comply with and be bound by all terms and provisions applicable to “Members” under the LLC Agreement; and (c) UtiliPoint makes the representations and warranties contained in Article 12 of the LLC Agreement.  This Agreement to be Bound (this “Agreement”) shall take effect and shall become a part of the LLC Agreement immediately upon execution.

UtiliPoint International, Inc. shall receive a 60% Percentage Interest in the Company.   The issuance of additional equity will dilute the existing members of the Company as set forth on page 21 of the Company pitch book (attached to this agreement), it being further agreed that the issuance of equity of the Company of up to 12% (instead of 8% as set forth in the pitch book) to Netcom will only further dilute KLI IP Holding.  Except as set forth on page 21 of the pitch book, the issuance of additional equity will dilute the members pro rata.

This Agreement may be executed in two counterparts with the same effect as if the parties hereto had signed the same document.  The counterparts shall be construed together and shall constitute one instrument.  Signatures sent by fax shall constitute originals.

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Executed as of the date first set forth above under the laws of the State of Delaware.

UtiliPoint International, Inc.

	By:	/s/ CD Hobbs
Name: CD Hobbs
Title: President and CEO
ACCEPTED AND AGREED:

The Intelligent Project, LLC

/s/ David E. Steele
Name: David E. Steele
Title: Senior Managing Director

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